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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                FEBRUARY 16, 2005
                Date of Report (Date of earliest event reported)


                                 NURESCELL INC.
             (Exact name of registrant as specified in its charter)


NEVADA                                     0-25377                33-0805583
(State or other jurisdiction      (Commission File Number)        (IRS Employer
of incorporation)                                                 Identification
                                                                  Number)

        914 WESTWOOD BOULEVARD, SUITE 809, LOS ANGELES, CALIFORNIA 90024
                    (Address of principal executive offices)

                                 (818) 702-9977
              (Registrant's telephone number, including area code)

                  P.O. BOX 116, NORTH HAVEN, CONNECTICUT 06473
                                (Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
                  -------------------------------------------

         On February 16, 2005, Nurescell Inc. (the "Company") entered into an Amendment to Convertible Promissory Note (the "Amendment") pursuant to which the Company amended certain provisions of its Convertible Promissory Note dated March 21, 2003 (the "Note"), payable to Triton Private Equities Fund, L.P. ("Triton"). Until Triton's sale of all of its shares in the Company on February 16, 2005 (as described in Item 5.01 below), Triton was the Company's controlling shareholder.

         Pursuant to the Amendment, the Note was amended to (i) set a maturity date of February 16, 2006, (ii) provide that the Note cannot be voluntarily paid prior to the maturity date and (iii) provide that the payee is entitled, at its option at any time prior to the full payment of the Note, to convert the entire principal amount of the Note, and accrued interest thereon, into 400,000 shares of the Company's common stock, with the number of such shares to remain constant despite any reverse or forward stock split which may occur prior to the date of conversion.

ITEM 5.01.        CHANGES IN CONTROL OF REGISTRANT.
                  ---------------------------------

         On February 16, 2005, Triton sold all of its shares of common stock in the Company to 412S, LLC and 2FeetCan, LLC (collectively, the "Buyers"), with each Buyer purchasing one-half of Triton's shares for $250,000 in cash each. As a result of the sale, each Buyer beneficially owns approximately 46.6% of the Company's outstanding shares. The funds used by the Buyers for the purchase of Triton's shares came from their personal funds. In connection with the share purchase, as described in Item 5.02 below, the Company's sole officer and director resigned and was replaced with an officer and director designated by the Buyers.

ITEM 5.02.        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                  ---------------------------------------------------------
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
                  ---------------------------------------------

         On February 16, 2005, Larry Shatsoff resigned from his positions as the Company's President, Chief Financial Officer, Secretary and director.

         On February 16, 2005, Arthur Lyons was appointed as the Company's President, Chief Financial Officer, Secretary and director. Mr. Lyons is the nominee of the Buyers and was appointed in connection with the change in control of the Company described in Item 5.01 above. At this time, there is no employment agreement between Mr. Lyons and the Company and there are no committees of the Board of Directors to which Mr. Lyons has been or is expected to be named.

         Arthur Lyons has been the Producer and Director of the Palm Springs Film Noir Festival for the past five years and has been a businessman and restaurateur in Southern California for over 30 years. From 1992 to 1996, Mr. Lyons was an elected member of the Palm Springs, California, City Council and was MAYOR PRO TEM of that city for a year during that period. Mr. Lyons is the author of twelve mystery novels/short stories and has written screenplays for television. Mr. Lyons is also the founder of the Palm Springs Film Noir Festival and is a graduate of the University of California at Santa Barbara.


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         There has been no transaction in the last two years, nor are there currently any proposed transactions, to which the Company was or is to be a party in which Mr. Lyons had or is to have a direct or indirect material interest.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: February [  ], 2005             Nurescell Inc.


                                       By: /s/ Arthur Lyons
                                           -------------------------------------
                                           Arthur Lyons,
                                           President and Chief Financial Officer


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